                                                                      EXHIBIT 21

                  LIST OF SUBSIDIARIES OF OLYMPIC STEEL, INC.

NAME OF SUBSIDIARY               STATE OF ORGANIZATION  % OWNERSHIP
------------------               ---------------------  -----------
Olympia International, Inc.      U.S. Virgin Islands        100%
Olympic Steel Lafayette, Inc.    Ohio                       100%
Olympic Steel Minneapolis, Inc.  Minnesota                  100%
Olympic Steel Receivables, Inc.  Delaware                   100%
Olympic Steel Receivables LLC    Delaware                   100%(a)
Olympic Steel Trading, Inc.      Ohio                       100%
Oly Steel Welding, Inc.          Michigan                   100%
Olympic Steel Iowa, Inc.         Iowa                       100%(b)
OLP LLC                          Michigan                    50%(c)
Trumark Steel & Processing LLC   Michigan                    49%(d)

---------------
(a) Owned 100% by Olympic Steel, Inc. and Olympic Steel Receivables, Inc.

(b) Owned 100% by Olympic Steel Minneapolis, Inc.

(c) Owned 50% by Oly Steel Welding, Inc.

(d) Owned 49% by Oly Steel Welding, Inc.

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